Exhibit 10.1

EXECUTION COPY

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of July 25, 2011 (this “Amendment”), by and among Destination Maternity Corporation (formerly known as Mothers Work, Inc.) (the “Lead Borrower”), Cave Springs, Inc. (“Cave Springs”, and collectively with the Lead Borrower, the “Borrowers” and each individually, a “Borrower”), and Mothers Work Canada, Inc. (“MW Canada” or the “Guarantor”), Bank of America, N.A. (“Bank of America”), as a lender, and Bank of America, as Administrative Agent and Collateral Agent (in such capacities, the “Agent”) for the benefit of itself and the Lenders party to the Loan Agreement referred to below.

Reference is hereby made to that certain Second Amended and Restated Loan and Security Agreement, dated as of March 13, 2007 (as amended, restated, amended and restated, supplemented, modified or otherwise in effect from time to time, the “Loan Agreement”), among the Lead Borrower, Cave Springs, Inc., MW Canada, the financial institutions party thereto from time to time (collectively, the “Lenders”), and the Agent, for itself and the benefit of the Lenders. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

WHEREAS, MW Canada has guaranteed the Borrowers’ obligations to the Lenders and the Agent under or in respect of the Loan Agreement, pursuant to the terms of that certain Guaranty, dated as of March 13, 2007 (as amended, restated, amended and restated, supplemented, modified or otherwise in effect from time to time, the “Guaranty”);

WHEREAS, it is a condition precedent to the Lenders and Agent entering into this Amendment that the Guarantor ratify its obligations under the Guaranty;

WHEREAS, the Borrowers request that the Lenders and Agent amend certain of the terms and provisions of the Loan Agreement as set forth herein subject to the conditions set forth below; and

NOW THEREFORE, in consideration of the mutual agreements contained in the Loan Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Ratification of Guaranty. The Guarantor hereby acknowledges and consents to this Amendment and agrees that the Guaranty and all other Loan Documents to which the Guarantor is a party remain in full force and effect and apply to all Liabilities, and the Guarantor confirms and ratifies all of its Liabilities thereunder.

§2. Amendments to the Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 5 of this Amendment, the Loan Agreement is hereby amended as follows:

§2.1. Article 1 of the Loan Agreement is hereby amended by deleting “March 13, 2012” in the definition of “Maturity Date” and replacing it with “January 13, 2013”.

§2.2. Article 1 of the Loan Agreement is hereby amended by deleting “$65,000,000” in the definition of “Revolving Credit Loan Ceiling” and replacing it with “$55,000,000”, and by deleting “85,000,000” in the definition of “Revolving Credit Loan Ceiling” and replacing it with “$75,000,000”.

§2.3. Section 2.11(f) of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

“(f) The Index Margin and Base Margin shall be reset for each fiscal quarter as of the first (1st) day of such fiscal quarter (the “Margin Adjustment Date”) based upon the Margin Pricing Grid set forth below for the prior fiscal quarter, subject to the provisions in the definitions of “Base Margin” and “Index Margin”:

MARGIN PRICING GRID

Tier	Pricing Adjusted Availability*	INDEX MARGIN (Percentage)	BASE MARGIN (Percentage)
I	>$35,000,000	1.75%	0.75%
II	>$17,500,000 and ≤ $35,000,000	2.00%	1.00%
III	≤$17,500,000	2.25%	1.25%

*	Pricing Adjusted Availability will be determined based upon a Certificate by an Authorized Officer delivered to the Administrative Agent no later than ten (10) days after the end of each fiscal quarter certifying as to average Pricing Adjusted Availability maintained for the prior fiscal quarter. If there is a change in the applicable Index Margin or Base Margin, the Administrative Agent and Borrower agree that all such changes shall be retroactive to the Margin Adjustment Date. Failure of the Administrative Agent to receive such Certificate within the time frame specified shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Index Margin and the Base Margin to the highest level set forth in the foregoing grid, until next Margin Adjustment Date following receipt of such Certificate demonstrating that such an increase is not required. If an Event of Default has occurred and is continuing at the time any reduction in the Index Margin and Base Margin is to be implemented, that reduction shall be deferred until the next Margin Adjustment Date following the date on which such Event of Default is waived or cured.

§2.4. Section 2.14 of the Loan Agreement is hereby amended by deleting “Two-Tenths of One Percent (0.20%)” and replacing it with “Three Hundred Seventy-Five Thousandths of One Percent (0.375%)”.

§2.5. Section 2.19(a) of the Loan Agreement is hereby amended by amending and restating clause (i) in its entirety as set forth below:

“(i)	For standby L/C’s: The applicable Index Margin of the Stated Amount of such standby L/Cs, payable on the Stated Amount of each outstanding standby L/C quarterly in arrears on the first day of each fiscal quarter.”

§3. Affirmation and Acknowledgment. Each Borrower hereby ratifies and confirms all of its Liabilities to the Lenders and the Agent, including, without limitation, the Revolving Credit Loans, and each Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders the

Revolving Credit Loans, the Liabilities, and all other amounts due under the Loan Agreement, as amended hereby and the other Loan Documents, at the times and in the amounts provided for therein and subject to the terms hereof. Each Borrower and each other Obligor hereby confirms and agrees that (i) the Liabilities to the Lenders and the Agent are and remain secured pursuant to, and are entitled to the benefits of, the Loan Documents and all other instruments and documents executed and delivered by the Borrowers and each other Obligor as security for the Liabilities, and (ii) all references to the “Loan Agreement” in the Loan Agreement and the other Loan Documents shall refer to the Loan Agreement as amended hereby.

§4. Representations and Warranties. Each Obligor hereby represents and warrants to the Lenders and the Agent as follows:

§4.1. The execution and delivery by each Obligor of this Amendment and the performance by Obligors of their obligations and agreements under this Amendment and the Loan Agreement as amended hereby are within the corporate (or the equivalent company) authority of each Obligor, have been duly authorized by all necessary corporate (or the equivalent company) proceedings on behalf of such Obligor, and do not and will not contravene any provision of law, statute, rule or regulation to which any Obligor is subject or such Obligor’s charter, other incorporation papers, by-laws (or other governing documents) or any stock provision or any amendment thereof or of any agreement or other instrument binding upon any Obligor.

§4.2. Each of this Amendment and the Loan Agreement as amended hereby constitutes the legal, valid and binding obligation of such Obligor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights.

§4.3. No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Obligors of this Amendment or the Loan Agreement as amended hereby.

§4.4. The representations and warranties contained in Article IV of the Loan Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Loan Agreement (each as supplemented from time to time by the Obligors through delivery of notices, updates and other supplemental information provided to the Lenders) are true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the date made and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date (in which case they shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) as of such earlier date).

§4.5. Each Obligor has performed and complied in all material respects with all terms and conditions herein and in the Loan Agreement required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Event of Default or Default.

§5. Conditions. This Amendment shall become effective upon the satisfaction of the following conditions precedent:

§5.1. This Amendment and all related documents, as applicable, shall have been duly executed and delivered by the Borrowers, the other Obligors, the Lenders, the Agent and each other party thereto, as applicable, and shall be in full force and effect.

§5.2. The Term Loan Agent Consent attached hereto shall have been duly executed and delivered by the Term Loan Agent.

§5.3. The Agent shall have received a legal opinion from in-house counsel to the Obligors with respect to this Amendment, which opinion shall be in form and substance satisfactory to the Agent.

§5.4. To the extent that such corporate action is necessary, all corporate action necessary for the valid execution, delivery and performance by the Borrowers and each Guarantor of this Amendment and each of the related documents to which it is or is to become a party, shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agent.

§5.5. The Agent shall have received payment for all other fees and expenses due and payable including, without limitation, reasonable legal fees and expenses, for which invoices or reasonable estimates have been provided to the Obligors on or prior to the date hereof.

§5.6. The Agent shall have received all such instruments, documents and agreements as the Agent may reasonably request, in form and substance satisfactory to the Agent.

§6. Release. In order to induce the Agent and the Lenders to enter into this Amendment, each Obligor acknowledges and agrees that: (a) no Obligor has any claim or cause of action against the Agent or any Lender (or any of its respective directors, officers, employees or agents); (b) no Obligor has any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to the Agent or any Lender; and (c) the Agent and each Lender have heretofore properly performed and satisfied in a timely manner all of its obligations to the Obligors. Each Obligor releases, waives and forever discharges (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Agent or any Lender to the such Obligor, except the obligations to be performed by the Agent or any Lender on or after the date hereof as expressly stated in this Amendment, the Loan Agreement and the other Loan Documents, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Obligor might otherwise have against the Agent, any Lender or any of its directors, officers, employees or agent, in either case (i) or (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

§7. Miscellaneous Provisions.

§7.1. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Loan Agreement and the Loan Documents shall remain the same. It is declared and agreed by each of the parties hereto that the Loan Agreement and the Loan Documents, as amended hereby, shall continue in full force and effect, that this Amendment and the Loan Agreement shall be read and construed as one instrument.

§7.2. This Amendment shall be construed according to and governed by the laws of the State of New York (excluding the laws applicable to conflicts or choice of law (other than the New York General Obligations Law §5-1401 and §5-1402)).

§7.3. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

§7.4. This Amendment shall constitute a Loan Document under the Loan Agreement, and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute Liabilities under the Loan Documents and be secured by the collateral security for the Liabilities.

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[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

DESTINATION MATERNITY CORPORATION
(formerly known as Mothers Work, Inc.) (“Lead Borrower”)

By:	/s/ Edward M. Krell
Name:	Edward M. Krell
Title:	Chief Executive Officer

CAVE SPRINGS, INC. (a “Borrower”)

By:	/s/ Judd P. Tirnauer
Name:	Judd P. Tirnauer
Title:	Senior Vice President &
Chief Financial Officer

MOTHERS WORK CANADA, INC. (a “Guarantor”)

By:	/s/ Edward M. Krell
Name:	Edward M. Krell
Title:	Chief Executive Officer

Signature Page to Amendment

BANK OF AMERICA, N.A. (“Lender”)

By:	/s/ Christine Hutchinson
Name:	Christine Hutchinson
Title:	Director

BANK OF AMERICA, N.A. (“Administrative Agent”)

By:	/s/ Christine Hutchinson
Name:	Christine Hutchinson
Title:	Director

BANK OF AMERICA, N.A. (“Collateral Agent”)

By:	/s/ Christine Hutchinson
Name:	Christine Hutchinson
Title:	Director

Signature Page to Amendment

Term Loan Agent Consent

The Term Loan Agent hereby acknowledges and consents, pursuant to Section 5.2(a) of the Intercreditor Agreement, to the foregoing First Amendment to Second Amended and Restated Loan and Security Agreement and the Obligors’ execution thereof.

BANK OF AMERICA, N.A., as Term Loan Agent

By:	/s/ Richard D. Hill, Jr.
Name:	Richard D. Hill, Jr.
Title:	Managing Director